Exhibit 10.17

MYFIZIQ LIMITED

ACN 602 857 983

(Company)

and

THE PARTY IDENTIFIED IN ITEM 1 OF SCHEDULE 1

(Investor)

CONVERTIBLE NOTE SUBSCRIPTION DEED

T A B L E O F C O N T E N T S

1.	DEFINITIONS AND INTERPRETATION		1
	1.1	Definitions	1
	1.2	Interpretation	5
	1.3	Business Day	6
	1.4	References to the calculation of time	6
	1.5	Fractional entitlements	6

2.	SUBSCRIPTION FOR NOTES		6
	2.1	Application	6
	2.2	Subscription	6
	2.3	Issue	7
	2.4	Acknowledgements	7

3.	GENERAL TERMS		7
	3.1	Status of Notes	7
	3.2	Acknowledgment of indebtedness	8
	3.3	Notes are unlisted	8
	3.4	Notes are unsecured	8
	3.5	Acknowledgment as to Terms	8

4.	INTEREST		8
	4.1	Calculation of interest	8
	4.2	Payment of interest	8

5.	REPAYMENT		9
	5.1	Repayment	9
	5.2	Payment arrangements	9
	5.3	Obligations cease	9
	5.4	Cancellation of Notes	9

6.	CONVERSION		9
	6.1	Automatic conversion following a NASDAQ Listing	9
	6.2	Allotment, quotation and ranking of shares	10
	6.3	Satisfaction of Company’s obligations	11

7.	WARRANTIES		11
	7.1	Mutual Warranties	11
	7.2	Investor Warranties	11
	7.3	Noteholder Warranties	12

8.	ADDITIONAL ENTITLEMENTS: ANTI-DILUTION		12
	8.1	Reconstructions	12
	8.2	Calculation of adjustments	13
	8.3	General	13

9.	TRANSFER OF NOTES		13
	9.1	Entitlements and restrictions	13
	9.2	Procedure	13
	9.3	Recognition of transferees	14

10.	REGISTER OF NOTEHOLDERS		14
	10.1	Register of Noteholders	14
	10.2	Recognition of Registered Noteholder	14
	10.3	Issue and Replacement of Note Certificates	15

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11.	UNDERTAKINGS BY THE COMPANY		15
	11.1	General Undertakings	15
	11.2	Negative covenants	16
	11.3	General notices to Noteholder	16
	11.4	Attendance at shareholders meetings	16

12.	DEFAULT		17
	12.1	Event of Default	17
	12.2	Noteholder’s powers on default	18

13.	CONFIDENTIALITY		18
	13.1	Non-disclosure	18
	13.2	Permitted disclosure	18

14.	NOTICES		19
	14.1	Form of notice	19
	14.2	Means of giving notices	19
	14.3	Specified address for service	19
	14.4	Change of Address	19
	14.5	Receipt of notices	20

15.	MEETINGS OF NOTEHOLDERS		20

16.	MISCELLANEOUS		20
	16.1	Amendments	20
	16.2	Taxes and withholdings	20
	16.3	Further assurance	20
	16.4	Governing law	20
	16.5	Costs and duty	21
	16.6	Severance	21
	16.7	Entire Agreement	21
	16.8	Counterparts	21

SCHEDULE 1 – INVESTOR PARTICULARS			23

SCHEDULE 2 – FORM OF NOTE CERTIFICATE			24

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THIS DEED is made the 28th day of May 2020

B E T WE E N

MYFIZIQ LIMITED (ACN 602 857 983) of Suite 5, 71-73 South Perth Esplanade, South Perth WA 6151 (Company);

AND

THE PARTY IDENTIFIED IN ITEM 1 OF SCHEDULE 1 (Investor).

R E CI TA LS

A.	The Investor has agreed to advance the Subscription Funds to the Company upon the terms and conditions contained in this Deed.

B.	The Company has agreed to issue the Notes with a face value of $1.00 per Note (Face Value) on the terms set out in this Deed.

C.	The Company enters into this Deed in favour of the Investor and each Noteholder from time to time.

D.	The Company intends to constitute and issue the Notes pursuant to this Deed and on the terms and conditions of this Deed.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Deed:

ADR means an American Depository Receipt.

Associated Capitalised Interest means, in relation to a Note, all interest (and interest on interest) accrued on the Note but, for the avoidance of doubt, does not include any interest which previously has been converted into Shares in accordance with clause 6.

ASX means ASX Limited or the Australian Securities Exchange, as the context requires.

Business Day means a day that is not a Saturday, Sunday or public holiday in Perth, Western Australia.

Conversion Date means the date determined by the Company, which date must be:

(a)	where practicable: the date on which Shares (or ADRs representing a Share) are issued under the capital raising undertaken in connection with the NASDAQ Listing; or

(b)	where it is not practicable for the Conversion Date to be the date specified in paragraph (a) above: as soon as reasonable practicable after the NASDAQ Listing has occurred or the Maturity Date (whichever comes first).

Conversion Price means the higher of:

(a)	75% of the issue price per Share (or the total issue price for the number ADRs representing a Share) under the capital raising undertaken in connection with the NASDAQ Listing; and

(b)	US$1 per Share.

Conversion Shares has the meaning give in clause 6.1.

Deed means the deed constituted by this document and includes the recitals.

Event of Default means any of the events set out or referred to in this document as an Event of Default.

Face Value has the meaning in Recital B.

Financial Indebtedness means any indebtedness, present or future, actual or contingent, in respect of moneys borrowed or raised in any financial accommodation whatever including, without limitation, under or in respect of any overdraft facility, bill, bond, note, certificate of deposit, transferable or negotiable instrument, acceptance, Guarantee, redeemable or repurchasable share or stock, discounting arrangement, finance lease, swap, option, futures contract or analogous transaction, put option, hire purchase, deferred purchase price (for more than 90 days) of any asset or service, or any obligation to deliver goods or provide services paid for in advance by any financier or in connection with any other financing transaction.

Group means the Company and each of its related bodies corporate (as that term is defined in the Corporations Act).

Guarantee means any guarantee, indemnity, letter of credit or letter of comfort which gives rise to legal liabilities, whether of suretyship or otherwise, or any other obligation (whatever called and of whatever nature):

(a)	to pay, to purchase, to provide funds (whether by way of advance of money, the purchase of or subscription for, shares or other securities, the purchase of assets, rights or services or otherwise) for the payment or discharge of;

(b)	to indemnify against the consequences of default in the payment of; or

(c)	otherwise to be responsible for,

any obligation or indebtedness, any dividend, capital or premium on shares or stock, or the insolvency or financial condition of any other person.

Interest Period means, in respect of a Note:

(a)	in relation to the first Interest Period for a Note: the period commencing on the applicable Subscription Date for that Note and ending on the end of the Quarter in which that Subscription Date occurs;

(b)	in relation to any subsequent Interest Period (other than the final Interest Period): a period ending on the end of each Quarter after the last mentioned date in (a) above; and

(c)	in relation to the final Interest Period for a Note (being the Interest Period during which the Note is either converted or repaid in accordance with the Terms): a period which commences on the next day after the final day of the penultimate Interest Period and ending on the day prior to the date of conversion or repayment.

Interest Rate means 10% per annum.

Listing Rules means the Listing Rules of the ASX.

Material Adverse Change means any event or circumstance or series of events or circumstances which alone or together have a Material Adverse Effect.

Material Adverse Effect means a material adverse effect on the Company’s ability to perform and comply with its obligations under the Notes or on a Noteholder’s rights under them.

Maturity Date means 30 June 2021.

NASDAQ means the NASDAQ Stock Market.

NASDAQ Listing means the Company announcing that NASDAQ has provided confirmation to the Company that it has approved the Company’s application for admission to NASDAQ, subject only to conditions that the Company reasonably believes it can satisfy.

Note Certificate means a certificate in the form set out in Schedule 2 and issued to a Noteholder in respect of a Note held by it for the time being.

Noteholder means any person who is or, if more than one, the several persons who are, for the time being the holder or holders of a Note.

Notes means the Tranche 1 Notes, the Tranche 2 Notes, the Tranche 3 Notes and the Tranche 4 Notes.

PCAOB means the Public Company Accounting Oversight Board.

Professional Investor means a professional investor for the purposes of section 708(11) of the Corporations Act.

Quarter means each period of 3 months ending on either 31 March, 30 June, 30 September or 31 December.

Register of Noteholders means the Register of Noteholders maintained by the Company in accordance with clause 10.1(a).

Repayment Date means:

(a)	where a NASDAQ Listing occurs prior to the Maturity Date: the Maturity Date; and

(b)	where a NASDAQ Listing does not occur prior to the Maturity Date: 30 June 2021.

Share means a fully paid ordinary share in the capital of the Company.

Shareholder means a holder of Shares.

Sophisticated Investor means a sophisticated investor for the purposes of section 708(8) of the Corporations Act.

Subscription Date means:

(a)	for the Tranche 1 Notes: the Tranche 1 Subscription Date;

(b)	for the Tranche 2 Notes: the Tranche 2 Subscription Date;

(a)	for the Tranche 3 Notes: the Tranche 3 Subscription Date; and

(b)	for the Tranche 4 Notes: the Tranche 4 Subscription Date.

Subscription Funds means the amount specified in Schedule 1.

Terms means this Deed and includes any document executed in pursuance of it.

Tranche 1 Notes means the Notes:

(a)	to be issued on the Tranche 1 Subscription Date in accordance with clause 2.3; and

(b)	with an aggregate Face Value equal to the Tranche 1 Subscription Amount.

Tranche 2 Notes means the Notes:

(a)	to be issued on the Tranche 2 Subscription Date in accordance with clause 2.3; and

(b)	with an aggregate Face Value equal to the Tranche 2 Subscription Amount.

Tranche 3 Notes means the Notes:

(a)	to be issued on the Tranche 3 Subscription Date in accordance with clause 2.3; and

(b)	with an aggregate Face Value equal to the Tranche 3 Subscription Amount.

Tranche 4 Notes means the Notes:

(a)	to be issued on the Tranche 4 Subscription Date in accordance with clause 2.3; and

(b)	with an aggregate Face Value equal to the Tranche 4 Subscription Amount.

Tranche 1 Subscription Amount means $225,000.

Tranche 2 Subscription Amount means $450,000.

Tranche 3 Subscription Amount means $450,000.

Tranche 4 Subscription Amount means $375,000.

Tranche 1 Subscription Date means the date that is 14 days after the date of execution of this Deed.

Tranche 2 Subscription Date means the date that is 30 days from the date of commencement of the PCAOB audit by the Company by an PCAOB approved auditor.

Tranche 3 Subscription Date means the date that is two weeks from the date that the Company files a Registration Statement (Form F-1) with the Securities and Exchange Commission in relation to the NASDAQ Listing.

Tranche 4 Subscription Date means the date that is two weeks from the date that the Company engages an underwriter or an investment bank to provide services in connection with the NASDAQ Listing.

Transaction Documents means:

(a)	these Terms;

(b)	each Note;

(c)	each document, agreement or instrument entered into under, pursuant to or for the purposes of anything in paragraphs (a) or (b).

1.2	Interpretation

In this Deed:

(a)	headings are for convenience only and do not affect its interpretation;

(b)	specifying anything after the words “include” or “for example” or similar expressions does not limit what else is included, and, unless the context otherwise requires:

(c)	the expression person includes an individual, the estate of an individual, a corporation, an authority, an association or joint venture (whether incorporated or unincorporated), a partnership and a trust;

(d)	a reference to any party includes that party’s executors, administrators, successors and permitted assigns, including any person taking by way of novation;

(e)	a reference to any document (including this Deed) is to that document as varied, novated, ratified or replaced from time to time;

(f)	a reference to any statute or to any statutory provision includes any statutory modification or re-enactment of it or any statutory provision substituted for it, and all ordinances, by-laws, regulations, rules and statutory instruments (however described) issued under it;

(g)	words importing the singular include the plural (and vice versa) and words indicating a gender include every other gender;

(h)	reference to parties, clauses, Schedules or Annexures are references to parties, clauses, Schedules and Annexures to or of this Deed and a reference to this Deed includes any Schedule or Annexure to this Deed;

(i)	where a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning;

(j)	other parts of speech and grammatical forms of a word or phrase defined in this deed have a corresponding meaning; and

(k)	a reference to $ or dollar is to the currency of the United States of America.

1.3	Business Day

Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the preceding Business Day.

1.4	References to the calculation of time

(a)	Unless the context otherwise requires a reference to a time of day means that time of day in Western Australia.

(b)	For the purposes of determining the length of a period (but not its commencement) a reference to:

(i)	a day means a period of time commencing at midnight and ending 24 hours later; and

(ii)	a month means a calendar month.

(c)	Where a period of time is specified and dates from a given day or the day of an act or event it must be calculated exclusive of that day.

1.5	Fractional entitlements

Fractional entitlements to Conversion Shares will be rounded up to the nearest whole number.

2.	SUBSCRIPTION FOR NOTES

2.1	Application

The Investor agrees to purchase the Notes, and the Company agrees to issue the Notes to the Investor, in accordance with this Deed.

2.2	Subscription

The Investor must advance:

(a)	the Tranche 1 Subscription Amount to the Company on the Tranche 1 Subscription Date;

(b)	the Tranche 2 Subscription Amount to the Company on the Tranche 2 Subscription Date;

(c)	the Tranche 3 Subscription Amount to the Company on the Tranche 3 Subscription Date; and

(d)	the Tranche 4 Subscription Amount to the Company on the Tranche 4 Subscription Date,

in immediately available funds to an account nominated by the Company.

2.3	Issue

Subject to receipt of the applicable Subscription Amount in accordance with clause 2.2, the Company must do each of the following on the applicable Subscription Date:

(a)	issue the relevant Notes to the Investor;

(b)	deliver a Note Certificate for the relevant Notes to the Investor in accordance with clause 10.3(a); and

(c)	ensure the Investor is registered as the holder of the relevant Notes in the applicable Register.

2.4	Acknowledgements

(a)	The Investor acknowledges that no prospectus, offer information statement, product disclosure statement or other form of disclosure document (as defined in Chapter 6D of the Corporations Act) has been prepared for lodgement or will be lodged with the Australian Securities and Investments Commission or any other government agency in connection with the Deed or the issue of Notes.

(b)	The Investor acknowledges and agrees that the Company may issue up to an additional $1,500,000 worth of convertible notes to other investors:

(i)	on substantially the same terms and conditions as these Terms (including conversion rights and rights to interest); and

(ii)	ranking equally with the Notes in terms of repayment.

3.	GENERAL TERMS

3.1	Status of Notes

(a)	Each Note is issued at the Face Value.

(b)	Each Note may be:

(i)	automatically converted into Conversion Shares pursuant to clause 6.1; or

(ii)	repaid in cash pursuant to clause 5.

(c)	A Note does not confer on the Noteholder any entitlement to:

(i)	attend or vote at a general meeting of Shareholders;

(ii)	receive dividends; or

(iii)	participate in any rights issue, bonus issue or other equivalent offer or invitation of Shares or other securities to the holders of Shares,

other than after the issue of Conversion Shares pursuant to clause 6.

(d)	The Notes may only be transferred with the prior written consent of the Company, which the Company can provide or withhold at its absolute discretion.

3.2	Acknowledgment of indebtedness

The Company acknowledges that on and from the relevant Subscription Date of each Note and at all times before the Note is converted or repaid in accordance with the Terms, it will be indebted to the relevant Noteholder to the extent of the Face Value of that Note.

3.3	Notes are unlisted

The Company does not intend to list the Notes for quotation on ASX, NASDAQ or any other stock exchange and it is not obliged to do so.

3.4	Notes are unsecured

The Notes are unsecured.

3.5	Acknowledgment as to Terms

(a)	The Company acknowledges that the Investor at the date of these Terms applied for the issue of the Notes on the condition that the Notes would be issued on these Terms.

(b)	The Investor by its subscription for, or subsequent purchase of, Notes is taken to have agreed to be bound by these Terms and must comply with all of its obligations under these Terms.

4.	INTEREST

4.1	Calculation of interest

(a)	Interest is payable from the date of issue of each Note until (and including):

(i)	where (and to the extent that) the Note is converted in accordance with clause 6: of the Note; and

(ii)	where (and to the extent that) the Note is not converted: the date on which the Note is repaid in full.

(b)	The amount of interest payable on each Note in any period under these Terms:

(i)	accrues daily; and

(ii)	will be calculated at the Interest Rate on the Face Value for the number of days in the Interest Period.

4.2	Payment of interest

(a)	Interest must be paid by the Company to the Noteholder in respect of each Note:

(i)	where the Note is converted in accordance with clause 6: on the Conversion Date of the Note by way of the issue to the Noteholder of Shares in respect of the Associated Capitalised Interest; or

(ii)	otherwise: on the Repayment Date.

(b)	All accrued interest that has not been paid under this clause 4 or converted under clause 6 must be paid on the repayment of a Note, whether or not the Note is converted.

(c)	Unless other arrangements are made between a Noteholder and the Company, interest will be paid by the Company to a bank account nominated by the Noteholder in writing to the Company (or such other means as the Noteholder and the Company may agree).

5.	REPAYMENT

5.1	Repayment

In the event that a NASDAQ Listing has not occurred by the Maturity Date, on the Repayment Date the Company must pay to the Noteholder the Face Value of the Note and Associated Capitalised Interest.

5.2	Payment arrangements

(a)	Unless other arrangements are made between the Noteholder and the Company, the Face Value and all Associated Capitalised Interest on each Note will be paid to a bank account nominated by the Noteholder in writing to the Company (or such other means as the Noteholder and the Company may agree).

(b)	The Company need not make a payment to a Noteholder pursuant to this clause unless the Noteholder surrenders to the Company the Note Certificate for the relevant Note. The procedure set out in clause 10.3 for the replacement of lost Note Certificates may be followed in respect of any lost Note Certificates.

5.3	Obligations cease

Upon the payment of all amounts owing to a Noteholder the obligations in connection with a Note of the Company in respect of the relevant Note will be extinguished.

5.4	Cancellation of Notes

All Notes repaid by the Company must be cancelled and cannot be re-issued.

6.	CONVERSION

6.1	Automatic conversion following a NASDAQ Listing

Where a NASDAQ Listing occurs prior to the Maturity Date, all of the Notes and Associated Capitalised Interest will be automatically converted into Shares (or ADRs representing Shares) at the applicable Conversion Price (Conversion Shares) in accordance with this clause 6.

6.2	Allotment, quotation and ranking of shares

(a)	Each Share issued upon conversion of a Note and Associated Capitalised Interest under this clause 6 must:

(i)	be allotted and issued within 5 Business Days after the Conversion Date; and

(ii)	rank equally with, and have all rights, benefits and obligations identical with, the existing Shares.

(b)	Promptly after each allotment the Company will apply to NASDAQ and ASX (if applicable) for the quotation of the Conversion Shares.

(c)	Within 5 Business Days after the allotment and issue of any Shares under clause 6.2(a), the Company will (if required) give ASX a notice that complies with section 708A(5)(e) of the Corporations Act, or, if the Company is unable to issue such a notice, lodge with the Australian Securities and Investments Commission a prospectus prepared in accordance with the Corporations Act and do all things necessary to satisfy section 708A(11) of the Corporations Act to ensure that a sale of the Shares does not require disclosure to investors.

(d)	Where Conversion Shares are to be held in certificated form, the Company must promptly after each allotment in accordance with its Constitution issue a share certificate to the Noteholder in the same manner as notices are to be given to it.

(e)	Where:

(i)	Conversion Shares are to be held in uncertificated mode; and

(ii)	the Company and the Noteholder participate in any computerised or electronic system for market settlement, securities transfer and registration conducted in accordance with the law and the relevant rules of NASDAQ and ASX (if applicable), the Company must within 10 Business Days of the Conversion Date effect the issue to the Noteholder of the Conversion Shares to which to the Noteholder is entitled in a manner required or permitted by the applicable law and rules applying in relation to that system.

(f)	If a Noteholder incurs a liability (whether alone or together with others) to pay stamp duty on the issue to the Noteholder of Shares to which the Noteholder is entitled on conversion of the Note and Associated Capitalised Interest, the Company must at its own expense and without recourse to the Noteholder discharge that liability and pay that stamp duty (including any interest, penalty, fine, charge, fee or other amount in respect of stamp duty) provided that the Company will not in any event be liable in respect of any other tax to which the Noteholder or any other person is or may be liable as a result of conversion of Notes, issue of Shares to the Noteholder on such conversion or the payment by the Company of stamp duty under this clause 6.2(f).

6.3	Satisfaction of Company’s obligations

The issue of Conversion Shares in accordance with this clause 6 operates in satisfaction of the Company’s obligation to repay the Face Value of the Notes and Associated Capitalised Interest converted into those Conversion Shares.

7.	WARRANTIES

7.1	Mutual Warranties

Each of the Company and the Investor (each, a Warrantor) represents and warrants to the other, as an inducement to the other to enter into this Deed that, at the date of this Deed:

(a)	the execution and delivery of this Deed has been properly authorised by all necessary corporate action of the Warrantor;

(b)	the Warrantor has full power and lawful authority to execute and deliver this Deed and to consummate and perform or cause to be performed its obligations under this Deed; and

(c)	this Deed constitutes a legal, valid and binding obligation on the Warrantor enforceable in accordance with its terms by appropriate legal remedy.

7.2	Investor Warranties

In addition to the warranties given under clause 7.1, the Investor represents and warrants to the Company as an inducement to the Company to enter into this Deed that, at the date of this Deed:

(a)	if a resident of Australia, it is a Sophisticated Investor or Professional Investor, or is otherwise a person who is able to be offered the Notes without disclosure under Chapter 6D of the Corporations Act, and will, on the request of the Company, promptly provide written evidence sufficient to satisfy the Company of the same;

(b)	if a resident outside of Australia, it is a person to whom it is lawful to offer or issue the Notes and the Conversion Shares without a disclosure document (but who is not a “U.S. Person” under the Securities Act of 1933, or resident in the United States of America or in any other place in which it would not be lawful to offer or issue the Notes);

(c)	the issue of Notes or the Conversion Shares does not require registration, qualification, disclosure or any other action by the Company in the jurisdiction in which the Investor is located or in which the offer of the Notes is received;

(d)	it is aware of and accepts the risks relating to its subscription for the Notes under this Deed; and

(e)	in deciding to subscribe for the Notes, it has:

(i)	made and relies on its own enquiries and assessment of the Company, its business, operations and prospects;

(ii)	made and relies on its own assessment of, and risks relating to, the Notes and an investment in the Company; and

(iii)	not relied on any representations or warranties made or given by or on behalf of the Company (or any of its directors, officers, employees, agents or advisers), other than as set out in this Deed.

7.3	Noteholder Warranties

By accepting a transfer of Notes and agreeing to be entered onto the Register of Noteholders, each Noteholder represents and warrants to the Company that, at the date of transfer of the Notes and the date of issue of any Conversion Shares to the Noteholder:

(a)	if a resident of Australia, it is a Sophisticated Investor or Professional Investor, or is otherwise a person who is able to be offered Shares without disclosure under Chapter 6D of the Corporations Act, and will, on the request of the Company, promptly provide written evidence sufficient to satisfy the Company of the same;

(b)	if a resident outside of Australia, it is a person to whom it is lawful to offer or issue the Conversion Shares without a disclosure document (but who is not a “U.S. Person” under the Securities Act of 1933, or resident in the United States of America or in any other place in which it would not be lawful to offer or issue the Notes);

(c)	the issue of Conversion Shares does not require registration, qualification, disclosure or any other action by the Company in the jurisdiction in which the Investor is located or in which the offer of the Notes is received;

(d)	it is aware of and accepts the risks relating to its subscription for Conversion Shares under these Terms; and

(e)	in deciding to acquire the Notes, it has:

(i)	made and relies on its own enquiries and assessment of the Company, its business, operations and prospects;

(ii)	made and relies on its own assessment of, and risks relating to, the Notes and an investment in the Company; and

(iii)	not relied on any representations or warranties made or given by or on behalf of the Company (or any of its directors, officers, employees, agents or advisers), other than as set out in this Deed.

8.	ADDITIONAL ENTITLEMENTS: ANTI-DILUTION

8.1	Reconstructions

(a)	In the event of a reconstruction of the capital of the Company prior to the Conversion Date by way of consolidation, subdivision, reduction, return, scheme of arrangement or otherwise (but other than by way of a bonus issue, rights issue or other security issue), a proportionate adjustment will be made to the number and issue price of Ordinary Shares to which each Noteholder is entitled upon conversion of the Notes so that:

(i)	the value of each Note is not adversely affected by the reconstruction;

(ii)	the Noteholder is not conferred with any additional benefits which are not also conferred on the holders of Shares (subject to the same provisions with respect to rounding of entitlements as sanctioned by the meeting of holders of Shares approving the reconstruction of capital); and

(iii)	subject to clause 8.1(b), in all other respects the terms for the conversion of the Notes shall remain unchanged.

(b)	These Terms from time to time must be varied to the extent necessary to comply with the Listing Rules applying to a reorganisation of capital at the time of the reorganisation.

8.2	Calculation of adjustments

The adjustments in clause 8.1 will be calculated by the relevant Noteholder in accordance with any applicable Listing Rules, acting reasonably, which will be conclusive, in the absence of manifest error. The Noteholder must provide the Company with reasonable details of the manner in which the adjustment was calculated within a reasonable time after being requested to do so by the Company.

8.3	General

A Note does not confer any rights to participate in new issues of Shares or other securities without converting that Note.

9.	TRANSFER OF NOTES

9.1	Entitlements and restrictions

Subject to these Terms, with the consent of the Company, the Notes may be freely transferred by an instrument in writing in common form or in such other form as the Company may approve.

9.2	Procedure

(a)	Every instrument of transfer must be signed by the transferor and shall be signed also by the transferee unless complying with the provision of any law whereby such instrument is deemed to be so signed in the event of such compliance.

(b)	Every instrument of transfer must be sent to the Company. The transfer must be accompanied by the relevant Note Certificate and evidence of the payment of any applicable stamp duty.

(c)	Where an instrument of transfer is not accompanied by a Note Certificate because it is lost or destroyed, if the Company would be obliged to issue a replacement Note Certificate in accordance with these Terms, the instrument of transfer will be deemed to have been properly given on the date that it is received by the Company in accordance with these Terms.

(d)	All instruments of transfer will be retained by the Company as will the surrendered Note Certificate.

(e)	No transfer will be effected during the five Business Days (or such shorter period as the Company may decide) immediately preceding the Repayment Date of the relevant Note.

(f)	Subject to any direction on an instrument of transfer, the Company may retain the amount owing and any interest payable upon any Note which is the subject of any transfer notice given to the Company within the period specified in the preceding clause until the specified transferee is registered as the holder of the Note and payment can be made to that transferee.

9.3	Recognition of transferees

Each Noteholder registered pursuant to a transfer will be recognised by the Company as entitled to its Notes free from any equity set off or cross claim on the part of the Company against the original or any intermediate holder of the Notes.

10.	REGISTER OF NOTEHOLDERS

10.1	Register of Noteholders

(a)	The Company must establish and maintain a Register of Noteholders at its registered office or at such other place permitted by the Corporations Act as the Company may determine. The Company may establish and maintain a branch Register of Noteholders at such places permitted by the Corporations Act as the Company may determine.

(b)	There must be entered on the Register of Noteholders the names and addresses of each Noteholder and the number and tranche of Notes held by it.

(c)	Each Noteholder must promptly notify the Company of any change of its name or registered address accompanied, in the case of change of name, by such evidence as the Company may reasonably require. The Register of Noteholders must be altered accordingly.

(d)	Notes will be transferred by the Company between registered Noteholders without charge on the written request of a Noteholder subject to the payment by the Noteholder of any stamp duty involved.

(e)	The Register of Noteholders will open during normal business hours for inspection by the Noteholders and as required by the Corporations Act.

10.2	Recognition of Registered Noteholder

(a)	Subject to clause 9.2(e), the Company will only recognise the registered Noteholder as the owner of a Note referred to in the Note Certificate and is not bound to take notice or see to the execution of any trust whether express implied or constructive to which any Note may be subject.

(b)	The payment to the registered Noteholder of the interest payable on a Note and of any other moneys payable upon a Note shall be a good discharge for the Company notwithstanding any notice it may have whether express or otherwise of the right title or interest of any other person to or in the Notes or such moneys.

(c)	If several persons are entered in the Register as joint holders of any Notes then the payment to any one of such persons of any amount from time to time payable in respect of such Notes will be an effective discharge to the company for the moneys so paid.

10.3	Issue and Replacement of Note Certificates

(a)	The Company must, subject to payment of the relevant Subscription Amount under clause 2.2, issue to the Investor a Note Certificate in respect of the Notes represented by the relevant Subscription Amount subscribed by the Investor on each Subscription Date.

(b)	A Note Certificate must be executed by the Company, its attorney or such other person authorised by the directors of the Company. Such execution may be a facsimile applied by mechanical means. Certificates may be pre-printed or photocopies.

(c)	If any Note Certificate becomes worn out or defaced then upon its production to the company it may cancel the same and issue a new Note Certificate in lieu thereof.

(d)	If any Note Certificate is lost or destroyed then upon proof thereof to the satisfaction of the Company and upon such indemnity and/or advertisement (if any) as the Company may require being given or published, a new Note Certificate in lieu thereof shall be given to the Noteholder. An entry as to the issue of such new Certificate and indemnity (if any) must be made in the Register of Noteholders. The cost of any advertisement and indemnity must be paid by the Noteholder.

(e)	Any Note Certificate that is returned to the Company in connection with the conversion or transfer of any Notes must be cancelled by the Company when the conversion or transfer is recorded in the Register of Noteholders. A new Note Certificate must be issued to the transferee within 10 Business Days of receipt of a valid transfer.

(f)	Where the some but not all of the Notes specified in any Note Certificate that is cancelled in connection with the conversion of any Note, the Company must issue to the holder of the Note a Note Certificate in respect of the difference within ten Business Days from the date when the conversion is recorded in the Register of Noteholders.

11.	UNDERTAKINGS BY THE COMPANY

11.1	General Undertakings

The Company undertakes to each Noteholder to:

(a)	maintain status: maintain its status as a company limited by shares incorporated under the Corporations Act and not to transfer nor permit the transfer of its jurisdiction of incorporation outside Australia;

(b)	comply with applicable laws: ensure that the Company and each member of the Group complies with all applicable laws (including without limitation all listing rules and requirements of any stock exchange);

(c)	notify if representation and warranty is incorrect: notify the Noteholder immediately if any representation or warranty made or taken to be made by or on behalf of the Company in connection with the Transaction Documents or the Notes is found to be incorrect or misleading when made or taken to be made; and

(d)	comply with consent: comply on time with any conditions attaching to any approval or consent given by the Noteholder in connection with the Transaction Documents.

11.2	Negative covenants

The Company undertakes to each Noteholder that it will not do any of the following until all of the Notes (together with [interest]) have been repaid in full or converted into Shares in accordance with the terms of this Deed:

(a)	dispose of assets: sell or otherwise dispose of any assets or a series of related assets having an aggregate value of not less than $1,000,000 except with the prior written approval of the Noteholder(s);

(b)	no dividends or distributions: pay, make or declare any dividend or other distribution without the prior written approval of the Noteholder(s);

(c)	capital restructuring: purchase its own shares, reduce its share capital, return capital to shareholders or in any other way restructure its capital, if in each case to do so would be likely to have a Material Adverse Effect (for the avoidance of doubt, this does not prevent the Company from issuing any securities where permitted to do so in accordance with its constitution, the Corporations Act and the Listing Rules);

(d)	mergers: enter into any merger or consolidation or make any acquisition of any other entity, company or business or do anything which would have the effect that the Company or any other member of the Group was operating business or activity which was not within the course of, or directly connected with, a business carried on by it as at the date of this Deed;

(e)	incur indebtedness: incur any Financial Indebtedness without the prior written approval of the Noteholder(s);

(f)	investments: deposit or invest money in or with any person except in the ordinary course of the Company’s business and on ordinary commercial terms;

(g)	alteration of constitution: cause or permit its Constitution to be amended or replaced without the prior written approval of the Noteholder(s); or

(h)	change in business: take any action which constitutes or results in any material alteration to the nature of the Company’s business.

11.3	General notices to Noteholder

The Company will send to the Noteholder a copy of all reports accounts, statements, notices and circulars issued to its members or any class thereof at the same time as the same are dispatched to the members.

11.4	Attendance at shareholders meetings

Without prejudice to the rights of Noteholder in their capacity as shareholders of the Company, the Company will permit the Noteholder to attend but not to speak or vote at any general meeting of its members.

12.	DEFAULT

12.1	Event of Default

Notwithstanding any previous delay or waiver approved by the Noteholder(s), it is an Event of Default if, whether or not it is within the control of the Company:

(a)	failure to pay: the Company fails to pay or repay any amount due by it under this Deed when due;

(b)	non-remediable failure: the Company fails to perform or observe any other material undertaking, obligation or agreement expressed or implied in this Deed and that failure is not, in the reasonable opinion of the Investor, remediable;

(c)	remediable failure: the failure described in clause 12.1(b) is, in the reasonable opinion of the Investor, remediable, and the Company does not remedy the failure within 21 days, or a longer period determined by the Investor, after receipt by the Company of a notice from the Investor specifying the failure;

(d)	misrepresentation: any warranty, representation or statement by the Company is or becomes false, misleading or incorrect in a material respect when made or regarded as made by the Company under this Deed;

(e)	judgment: a judgment in an amount exceeding $500,000 is obtained against the Company and is not set aside or satisfied within 7 days;

(f)	execution: any distress, attachment, execution or other process of a government agency in an amount exceeding $500,000 is issued against, levied or enforced upon any of the assets of the Company;

(g)	receiver: a receiver, receiver and manager, official manager, trustee, administrator or similar official is appointed, or steps taken for such appointment, over any of the assets or undertaking of the Company;

(h)	insolvency: the Company is or becomes unable to pay its debts when they are due;

(i)	arrangements: the Company enters into or resolves to enter into any arrangement, composition or compromise with, or assignment for the benefit of, its creditors or any class of them otherwise than while solvent and with the prior written consent of the Investor;

(j)	administrator: an administrator is appointed, or a resolution is passed, or any steps are taken to appoint, or to pass a resolution to appoint, an administrator to the Company;

(k)	winding up: an application or order is made for the winding-up or dissolution of the Company or a resolution is passed, or any steps are taken to pass a resolution for the winding-up or dissolution of the Company otherwise than for the purpose of an amalgamation or reconstruction which has the prior written consent of the Investor;

(l)	deregistration: a notice under section 601AB of the Corporations Act is given to, or an application under section 601AA is made by, or in respect of the Company;

(m)	suspends payment: the Company suspends payment of its debts generally; or

(n)	vitiation of Deed:

(i)	all or any part of any provision of this Deed is or becomes illegal, void, voidable, unenforceable or otherwise of limited force or effect; or

(ii)	the execution, delivery and performance of this Deed by the Company violates, breaches or results in a contravention of any law, regulation or authorisation.

12.2	Noteholder’s powers on default

If an Event of Default occurs, the Noteholder, or if more than one, a 75% majority of such Noteholders by agreement in writing, may then or at any time subsequently by notice to the Company:

(a)	declare all money owing under any of the Transaction Documents to be immediately due and payable, and the Company must immediately pay that money (including accrued interest and fees) and cash cover for the full amount of any money contingently owing under any of the Transaction Documents; and/or

(b)	cancel their obligations (if any) under any of the Transaction Documents.

13.	CONFIDENTIALITY

13.1	Non-disclosure

All information and other matters provided to or obtained by the Investor or any officer, employee, professional adviser or other consultant of the Investor on a confidential basis:

(a)	under, in connection with or related to this Deed; or

(b)	in the performance of any obligation, duty or power of the Investor under this Deed,

(collectively the "Information") is confidential to the Company and may not be disclosed to any person other than as set out in clause 13.2.

13.2	Permitted disclosure

Information which is in the public domain is not required to be kept confidential. The Investor may disclose Information of the Company:

(a)	to a professional adviser, manager, banker, financial adviser, financier or insurer of the discloser or to a committee of any of them, if disclosed on a confidential basis;

(b)	to comply with any applicable law or the listing rules or similar rules from time to time of a stock exchange, whether as a result of a voluntary or involuntary act or omission of the discloser or otherwise;

(c)	to enforce, conduct or defend a claim or proceeding; or

(d)	with the prior written consent of the Company.

14.	NOTICES

14.1	Form of notice

A notice:

(a)	must be in the English language; and

(b)	may be given on behalf of a person by a solicitor, director or company secretary of the person.

14.2	Means of giving notices

A notice may be given to the addressee by:

(a)	delivering it in writing to the street address of the addressee which includes placing it in a postal receptacle provided for the address or leaving it at the address with a person apparently of or over the age of 16 years;

(b)	sending it by prepaid ordinary post (airmail if outside Australia) to the street address of the addressee; or

(c)	sending it by email to the email address of the addressee.

Paragraphs (a) to (c) inclusive do not apply to the giving of notices under any other clause of these Terms which expressly specifies the method of giving notices under that other clause.

14.3	Specified address for service

(a)	Until the Company gives notice of a change, its street address and email address is:

Address:	Suite 5, 71-73 South Perth Esplanade, South Perth WA 6151 Email: vlado@myfiziq.com

Attention:	Vlado Bosanac, Chief Executive Officer

(b)	Until the Investor gives notice of a change, the Investor’s notice details are set out in Schedule 1.

(c)	Until a Noteholder gives a notice of a change or an alternate address, their respective street addresses and email address will be as set out in the Register of Noteholders.

14.4	Change of Address

A party may from time to time change its address by giving notice pursuant to clause 14.1:

(a)	for a Noteholder: to the Company; and

(b)	for the Company: to each Noteholder.

14.5	Receipt of notices

Any notice given pursuant to clause 14.1 will be conclusively deemed to have been received:

(a)	in the case of personal delivery, on the actual day of delivery if delivered prior to 5 pm (Perth time) on a Business Day or on the next following Business Day if delivered after 5 pm (Perth time) on a Business Day or on a day other than a Business Day;

(b)	if sent by mail, on the second clear Business Day after the day of posting; or

(c)	if sent by email, on the day the email was sent by clear email.

15.	MEETINGS OF NOTEHOLDERS

The Company or a Noteholder may convene and conduct a meeting of Noteholders in accordance with normal meeting practice. A representative of the Company will chair the meeting unless the Noteholder (or if more than one, a majority of Noteholders) otherwise determines.

16.	MISCELLANEOUS

16.1	Amendments

The Company may with the written authority of the Noteholder (or if more than one, the Noteholders by value) make any amendment or addition to these Terms provided that:

(a)	such amendment or addition complies with the Listing Rules; and

(b)	all necessary steps prescribed by the Listing Rules (including, without limitation, all necessary approvals and meetings) have been taken in the time period prescribed by the Listing Rules.

16.2	Taxes and withholdings

The Company must make any payments to be made to the Noteholder(s) free of all withholdings and deductions. [MYQ to confirm with tax advisers.]

16.3	Further assurance

Each party shall sign, execute and do all deeds, acts, documents and things as may reasonably be required by the other party to effectively carry out and give effect to the terms and intentions of this Deed.

16.4	Governing law

This Deed and performance by the parties hereunder shall be governed by and construed exclusively in accordance with the laws of Western Australia. Any and all actions, disputes or proceedings arising out of or relating to this Deed shall be subject to the exclusive and sole jurisdiction and venue of the courts of Western Australia, and the parties hereto hereby submit themselves to the jurisdiction of such courts.

16.5	Costs and duty

(a)	All duty assessed on or in respect of this Deed shall be paid by the Company.

(b)	The Company shall bear the legal costs of and incidental to the preparation, negotiation and execution of this Deed.

16.6	Severance

If any provision of this Deed is invalid and not enforceable in accordance with its terms, all other provisions which are self-sustaining and capable of separate enforcement without regard to the invalid provision, shall be and continue to be valid and forceful in accordance with their terms.

16.7	Entire Agreement

This Deed shall constitute the sole understanding of the parties with respect to the subject matter and replaces all other agreements with respect thereto.

16.8	Counterparts

This Deed may be executed in any number of counterparts (including by way of facsimile) each of which shall be deemed for all purposes to be an original and all such counterparts taken together shall be deemed to constitute one and the same instrument.

Signing page to follow

EXECUTED by the parties as a deed.

EXECUTED by MYFIZIQ LIMITED ACN 602 857 983 in accordance with section 127 of the Corporations Act 2001 (Cth):	) ) ) )

Vlado Bosanac	/s/ Vlado Bosanac
Name of director	Signature of Chief Executive Officer

Steven Richards	/s/ Steven Richards
Name of signatory	Signature of Chief Financial Officer

*please delete as applicable

EXECUTED BY ASIA CORNERSTONE ASSET MANAGEMENT Co. Ltd. in accordance with its constituent documents and place of incorporation:	) ) ) )

Dato Sri Marcus Liew	/s/ Dato Sri Marcus Liew
Signature of director	Signature of director/company secretary*

Ken Low	/s/ Ken Low
Name of director	Name of director/company secretary*

*please delete as applicable

S CH E D U LE 1 – IN VE S TO R P A R T IC UL AR S

ITEM 1 – INVESTOR
Name:	ASIA CORNERSTONE ASSET MANAGEMENT Co. Ltd., a company incorporated in Hong Kong
Address:	Unit 1605, 16 th / Floor, Saxon Tower, Lai Chi Kok, Hong Kong
Email:	ml@acam.com.hk or ken@acam.com.hk

S CH E D U LE 2 – FOR M O F NO TE CE R T I F IC A TE

MYFIZIQ LIMITED

ACN 602 857 983

(Company)

This is to certify that the following is the registered holder of the following convertible notes issued by the Company (Notes).

Name of Noteholder	ASIA CORNERSTONE ASSET MANAGEMENT Co. Ltd.
Address of Noteholder	Unit 1605, 16 th / Floor, Saxon Tower, Lai Chi Kok, Hong Kong
Terms	The Notes are issued with the benefit of the rights and subject to the restrictions contained in the Convertible Note Subscription Deed between the Company and the Investor dated [insert] May 2020 (Deed).
Number of Notes	[insert]
Face Value	US$[1.00] per Note.
Conversion Securities	To be determined in accordance with the Deed and the terms and conditions set out therein.

Dated:

Signed for and on behalf of
MYFIZIQ LIMITED ACN 602 857 983